CORPORATE ACCESS NUMBER

20744402

Alberta

GOVERNMENT OF ALBERTA

BUSINESS CORPORATIONS ACT

CERTIFICATE OF INCORPORATION

NORALTA TECHNOLOGIES CORPORATION

WAS INCORPORATED IN ALBERTA ON JUNE 19, 1997


REGISTRIES
GOVERNMENT OF ALBERTA

Registrar of Corporations